Exhibit 99.1

MC

Maxwell Colbert

Good afternoon and welcome to Aditxt, Inc.’s online business update and townhall meeting with Amro Albanna, Co-Founder & CEO. The meeting will include, but is not limited to, commentary on the following topics: A business update and upcoming milestones, a summary and discussion of revenue strategy, an overview of the acquisition strategy. The presentation will be followed by a Q&A. As a reminder, this webinar is being recorded today, January 18th, 2022. We have compiled questions that were submitted ahead of time and will be asking them on today’s webinar. If you have a question during the presentation, please submit it using the Q&A box provided. We will try to get to all questions if time permits. I will now turn the call over to Amro Albanna to provide introduction and commentary on the Safe Harbor Statement & Disclaimers. Thank you.

AA

Amro Albanna

0:50

Great. Thank you very much, Max, I appreciate you helping us set this up. Good morning, everyone. Good afternoon. And good evening. We really appreciate you taking time to come in and listen to the Aditxt update and our business update for shareholders. But more importantly, we're very much interested in hearing from you and answering the questions that were submitted already. But as Max mentioned, the forum is open for new questions. And I do encourage you to send questions as I present or even during the Q&A, as we as a team are very interested in helping our shareholders and future shareholders to better understand Aditxt and our strategy moving forward. So, a couple logistical questions before we begin, Max, if you don't mind, just one more time give the instruction to those who want to submit questions during the presentation.

MC

Maxwell Colbert

1:53

Absolutely, Amro. If you do have a question today, please submit it doing so using the Q&A box provided. I'll then be able to moderate those questions following the presentation and during the Q&A portion of the webinar.

AA

Amro Albanna

2:06

Wonderful. Thank you again, Max. So safe harbor statement disclaimers. Many if not all of you are familiar with this legal disclaimer and legal statement. It is important however, for me to just make couple comments. In order for us as a company to be able to go out as a public company to go out to be able to go out and share and discuss our business strategy. We may provide forward looking statements. So, I want to make sure that we take just a little bit of time going through this slide. And I want to remind everyone, those who have been following us and those who are new to Aditxt, we are still in the process of an M&A process with AiPharma. That is not concluded yet. And I will discuss that in more details as we go through the presentation. And we also provided and announced a letter of intent to acquire a diagnostic company that's focused on point of care. So just keep those couple things in mind as we go through it. Some of the statements will be forward looking statements just given the nature of this forum. And the fact that we are still going through the M&A process with couple of companies including AiPharma. Next slide, please Max. Our agenda today, I will make brief remarks as far as the status of our business and what we are focused on when it comes to 2022. Basically, revenue and growth strategy. And we will jump right into Q&A. I don't have this item on the agenda. But I will also make at the very end of the presentation, some of my own remarks regarding the stock. So, let's begin with revenue and growth strategy for 2022. In order for it to, to make sense, we got to begin with understanding what Aditxt is as a business and what our mission is. So just about 18 months ago, when we took Aditxt public, we wanted to make sure that we are uniquely positioned in terms of developing technologies focused on improving the health of the immune system. That's been our mission. That's been our vision. In order for us to capture that uniqueness and execute on that vision, we can't only look at the immune system. We have to include the pathogen side or the threat side to our immune systems. Not to mention COVID once again, which has been a subject of conversation for the past couple of years, but COVID really has highlighted the critical nature and the critical need for approaching the health of our immune system in a holistic fashion, a 360 view of our immune system, which addresses the threat to our immune system, as well as our level of readiness to address that threat. So as you can see on the slide, we have four segments of our business of Aditxt. The first segment is threat detection, we are focused on developing new innovations that allows us to detect threats, including viruses, including bacteria, including parasites, ahead of time and point of care technologies are advancing every single day. And we are on the lookout for those technologies that would help us deploy point of care, detection, pathogen detection technologies to the marketplace. The second segment on its right, is the anti-viral side of things, that threat elimination, we talked about AiPharma, and how strategic AiPharma is for us to begin to enter the marketplace of anti-viral and our ability to deploy technology platforms such as favipiravir, into the pathogen elimination segments, or the anti-viral segments. Switching over to the immune side, there are a couple pieces that are needed when it comes to our immune system and the health of the immune system. The first component, we have to have the ability to monitor the status of our immune system to understand its level of readiness when it comes to a particular threat. And finally, the immune modulation piece, which is the therapeutic space, it is the ability to modulate the immune system to retrain the immune system to make it behave in a certain way.

AA

Amro Albanna

7:00

So, understanding the foundation of Aditxt understanding the unique position of Aditxt, and how would you; what would be considered an effective approach to immune health? We've designed the business we've architected the business with those four segments in mind. And that's what we've been doing. And that's what we've been doing in the last 18 months laying the foundation for a business that takes a 360 view to immune health. Now the question is all about execution. And in 2022, speaking to the team, we are focused on transitioning Aditxt’s story from a great story, which you've probably heard me say that before, to a growth story. So Max, if you don't mind just undoing the last three [slides], only the one on the threat detection. If you can, if not no worry. So, starting with threat detection, we are equipped to handle PCR testing, it is no secret that PCR testing, there is great demand for PCR testing, there is a lot of overflow coming from labs all over the country. And we are currently starting to process PCR testing in our Richmond, Virginia facility, that is number one activity that we are doing when it comes to threat detection. And when it comes to revenue generation for Aditxt, the number two and number three, we announced a letter of intent to acquire a company that is focused on developing point of care devices focused on early detection starting with rapid antigen tests. This is where we have to go back to that forward looking statement. It is an LOI, it is a non binding, we are still working on it. But it is not completed at this time. Our interest in this company begins with the team. It is a team that understands point of care, understands early detection, and more importantly shares the same mission and the same vision. And they understand the critical nature of having early detection as part of the equation that we provide as Aditxt. And we are currently working diligently on the LOI to convert that into a definitive agreement. If that does go through that will give us yet an additional opportunity into the detection space. When it comes to revenues. The rapid antigen test was already submitted for EUA they are continuing to work on additional data that is required. And if they receive EUA approval that would give Aditxt pretty significant opportunity when it comes to revenue generation in you know, in in 2022 and I certainly do not want to predict whether or not they're going to secure their EUA. And if they do, whether or not or when they will secure it however, they are, they certainly from our point of view, they meet many of the criteria the regulatory agencies are looking for, especially with the current demand that it's on the market. But it really doesn't stop with rapid antigen. Our interest and our working with them would go way beyond rapid antigen, we're looking at other products, including celiac for allergies, ovarian cancer, prostate cancer, and others that will be part of this transaction, if and when we close it. Switching over to pathogen elimination or the deactivation of the pathogen. It is important that we have a strategy in place as Aditxt where we have technology platforms ready to be deployed in the market when it comes to anti-viral. Anti-viral has been a topic of discussion, certainly because of COVID-19. We started working with AiPharma, probably about six to eight months ago. AiPharma has a couple of products right now. The first one which is in the market, Avigan 200. It's an international market globally outside the US, it has been it went through multiple clinical trials, multiple approvals, including EUA’s,

AA

Amro Albanna

11:20

compassionate use, as well as full approval, and according to AiPharma and these are the public statements obviously, they would have to make and it would be more appropriate for them to make, they have been generating, what we would consider, significant revenues in 2021. For the Avigan 200 formulation, moving forward, they are working on the Qifenda 400. Again, based on the favipiravir molecule, but it's a different formulation. It's a different concentration. And they are continuing to work on the regulatory strategy above and beyond international markets. We allknow, many of you know that the last clinical trial did not go as well as we hoped, but they are taking many steps to revisit the strategy of reentering into the US. Again, it is important to mention which I know this is probably something an area of confusion. The AiPharma deal has an initial closing, followed by secondary closing. With the current agreement we have in place the secondary closing would require shareholders’ approval, which will have to be preceded by a proxy, a massive document to share with the shareholders. Why AiPharma, and the details about AiPharma before we can secure secondary closing. Before I move on to the third aspect of Aditxt, I want to mention something with AiPharma. Similar to the POC (point of care) company, AiPharma and AiPharma’s team, incredible team sophisticated team continues to look for new innovations and new platforms. We've been working every single day, helping us introduce us to other channels that they're currently in. So, there is a strategic value of working with AiPharma and their team above and beyond the initial two products that they bring to the table right now. Switching over to immune monitoring. Key Area. The world for the past couple of years has been focused on infection status when it comes to COVID. We all we all know what PCR testing is we all know what rapid antigen testing is. But reality, if we are going to have a full solution, we have to combine infection status with protection status, we have to understand someone's immunity status to COVID-19. And its variant, the timing could not be better for a platform like AditxtScore where we can deploy it and scale to begin to understand someone's immune response and whether or not they have developed sufficient immune response to COVID. Look at what's happening right now. Many or some people that were vaccinated there getting omicron they don't understand why and AditxtScore is going to play a critical role for our understanding of how our immune system and the level of its immune response to a particular pathogen. One of the questions that I get asked, how come AditxtScore has not gained traction in the last few months? And that's a fair question. If you look at the process, and the timeline, we launched our CLIA and CAP center, July 2021. So that's just about six months ago, we worked on our regulatory requirements, which is CLIA and CAP, we secured, and we became a licensed Medicare company or provider. And I believe that was in October, and the question remains, how come we're not getting the traction that we all would be hoping for, in any new innovation, and like PCR and rapid antigen tests, which is required by governments in any new innovation, it will require creating awareness, which is what we are working on right now, the right partners to bring in the right partners, the right execution partners, the right global partners, to make sure that we begin launching AditxtScore at a scale, because it is the right time for a product like AditxtScore, starting with COVID-19. And of course, beyond COVID-19. But at least from my point of view, there is not a single meeting that we attend, that the groups we're dealing with appreciate where AditxtScore or the role that AditxtScore can play, whether it's nursing homes, employers, passengers, people that are going on vacations, and they need to understand the level of immunity to COVID-19 Rather than just infection status. Finally, immune modulation. immune modulation is a potentially game changing technology for immunotherapies.

AA

Amro Albanna

16:15

I'm sitting here in Mountain View facility in our R&D and innovation facility right across from our team that's working on therapeutics as well as our team in Germany. And right down the street, there are people right now and children that are waiting to receive an organ, they're in desperate need for organs, whether you know it or not, that's just half of the battle. Unfortunately, when someone receives an organ, eventually the immune system will recognize that it's a foreign or it's foreign to its body and it will begin to reject it. Our work has begun four years ago, after we licensed an IP portfolio from Loma Linda University to advance the technology where we could potentially retrain the immune system to make it recognize a transplanted organ as self. It is a field focused on or it's a field characterized as immune modulation, the ability to modulate the immune system up or down. It is a relatively new field has been around for 20 years. But I can tell you, it is getting major attention right now, from the medical communities from pharma, because immune modulation and its ability to potentially address organ rejection, autoimmune diseases, such as type one diabetes, psoriasis, multiple sclerosis, allergies, again, where our immune system overreacts a specific substance or an external substance or an allergen. This is this is potentially a major deal. So, where we are, at this point is we are continuing to push forward with the very first clinical trial or towards the very first clinical trial starting with psoriasis by late 2022. So, our goal for this segment is not necessarily revenues, although we would be obviously, you know, part of our business plan would be to enter into a co-development agreement with larger pharma at the right time. But our focus in this segment is to transition our therapeutics program, from preclinical to clinical. And as of now, and pending regulatory approval, we are on track to begin clinical trials for psoriasis by late 2022. And shortly followed by type one diabetes and skin allograph, multiple sclerosis that you see on your screen. It is in a discovery phase right now; we made that announcement three months ago. And we are very encouraged by some of the promising early and initial promising data coming back from our preclinical studies. But it's a little too soon to commit to clinical trials. At least not until we continue with our discovery work that our team is working on. So before I switch to the Q&A, just want to summarize you've seen and we talked about the uniqueness of our position as a young biotech company. You've seen how we've positioned every segment of Aditxt to a point where it could potentially generate revenue starting in Q1. This is my focus. This is our team's focus to execute on every cylinder to fire on every cylinder to make sure that we begin entering to that growth stage starting with Q1. Next slide, please, Max. And with that, why don't we go ahead and open it up for questions and answers. And Matt? Max, did you get any further additional questions?

MC

Maxwell Colbert

20:00

We have and thank you, Amro. And you're correct, and they will now move on to the Q&A portion of the webinar. And, as a reminder, please submit questions using the Q&A box provided, we will try to get to all questions if time permits. Now our first question Amro. Is favipiravir/Avigan seems to work better than the trials dictate. Are there any plans to have approvals based on trials that take place i.e. the drug being used as a prophylactic or at very early onset, as an example, a day of positive COVID test?

AA

Amro Albanna

20:33

Well, I think this question brings up an important point, which was what we observed and certainly what AiPharma has communicated that favipiravir will see very encouraging results, you know, at early stages, from the, you know, relative to infection. As far as the plans, again, look, favipiravir has been through multiple trials globally, at a large scale, in different countries double blinded, and they are currently focused on at least couple strategies of, you know, to bring in a favipiravir as a product into the US and to the Canadian market. I won't comment beyond that. But I can tell you they are working diligently on expanding their clinical trials and the availability, you know, of markets around the globe, including North American markets.

MC

Maxwell Colbert

21:33

Thank you Amro. And with the acquisition of AiPharma. It has been noted that they have other drugs in the pipeline, also including a drug to fight organ rejection post-transplant, is there any news for approval there?

AA

Amro Albanna

21:47

Okay, so just to clarify, AiPharma is not working on drugs for organ rejection. That's on our immune modulation side. This is the IP portfolio that we currently have as Aditxt. And that's the Adi platform apoptotic DNA immunotherapy. AiPharma will continue as part of their business model to discover new platforms and to develop and commercialize additional products based on those platforms. And as I mentioned in my last, in my last in my previous answer, they will continue to strategize and come up with various strategies to read to enter the North American markets with their current and you know, whatever future drugs they may consider.

MC

Maxwell Colbert

22:36

Thank you, Amro, regarding AditxtScore, are we close to FDA approval with it? And what is the timeline for the end of phase three?

AA

Amro Albanna

22:43

Sure, and I appreciate the question because it allows me to, you know, highlight the fact that AditxtScore as a platform is run as a lab developed test. It is not a medical device that you put on the shelf that requires 510(K), so it is a lab developed test. When we receive the samples, we process the samples and we send back AditxtScore reports. That type of operation requires clear CLIA certification as well as CAP, which we have both. There is an exception with COVID-19. As we announced today, COVID-19 lab developed tests were not being considered by the FDA, we did submit an original application. But ultimately, the FDA was not considering lab developed tests for COVID-19. At least that was our understanding that change back in November 15th, where the FDA now was given the authority to require lab developers for COVID-19 to submit a EUA we did we met the deadline on Friday was submitted two applications. I believe those are very valuable applications, as it shows our ability and AditxtScore’s ability to provide an immune profile and immunity status individually, or individual immunity status for COVID-19 and its variants. And we believe it is critical at this point for us to deploy technologies such as AditxtScore for all of us to better understand what our immune responses and the level of our immune response to you know to threats like COVID-19.

MC

Maxwell Colbert

24:33

and Amro, what catalysts are the company working on to increase sales and grow Aditxt?

AA

Amro Albanna

24:39

If you go back to the previous slide, Max, very good. Those are the catalysts we’re working on. If you look at the company on the detection side, we are we launched PCR testing. And we are working on the LOI to acquire the point of care or working on a definitive agreement to acquire the point of care company. We continue to work with AiPharma to launch, well to actually close and to do the initial closing and bring Avigan 200, as part of our portfolio, revenue generating AditxtScore, as we speak, or as I speak, we are working with partners closely to give us to provide us or to partner with us on the on an execution plan to get AditxtScore in the US as well as internationally. And finally, with immune modulation, the catalyst was therapeutics is going to be transitioning Adi, which is the name of the platform, from preclinical to clinical, to go from preclinical psoriasis from IND-enabling studies to actually working with patients who have psoriasis, by late 2022. So those are the catalysts that we are focused on starting in Q1.

MC

Maxwell Colbert

25:54

Thank you, Amro. And will favipiravir for COVID-19 research use randomized control trials or a meta-analysis of biased data?

AA

Amro Albanna

26:05

So favipiravir, I believe, went through 23 different trials globally, double blinded. And they've gone through all those studies. There is another study that I'm aware of that was single, blinded study, but they've had many double blinded studies, randomized studies for favipiravir. And we'll see what the design may or may not look like, of course, assuming they, they, you know, they plan to reenter the US market and the North American market, which I know, and I believe that is the plan right now.

MC

Maxwell Colbert

26:39

Could you provide just a general rationale for the merger and the any corresponding revenue that comes with it?

AA

Amro Albanna

26:45

I'm assuming for AiPharma, correct? AiPharma comes in with a platform that allows Aditxt to be positioned in the antiviral deactivation segment of the market. It is a platform that's been, you know, with the favipiravir, as a molecule has been around it has excellent or established safety profile. It has existing revenues, it has, I believe, 47 distribution channels globally. It is important for Aditxt to have AiPharma as part of it’s portfolio and as a partner in the company that we are putting together. And that's where we see the value of AiPharma, starting with it’s team, and certainly the platforms that they currently have. And they will bring in the future.

MC

Maxwell Colbert

27:40

Thank you. And this question comes now- have you turned from your original goals of immunology research to COVID products and focusing on COVID? Why have you not had government purchasing of your products? Yep.

AA

Amro Albanna

27:55

Yep. Okay, great. We have not, we have not actually changed our focus at all. COVID is immunology, and immune related challenge. Just like many companies, nobody was anticipating COVID. When COVID came about when we started really hearing about it around March, April 2020, we realized that we can contribute to the challenge and AditxtScore couldn't be a better fit, and a better product to really begin to understand our protection status. So whether it's COVID today or something else in the future, our platforms are not product specific. They are technology platforms that we can deploy and COVID just happened to be the threat that we are all dealing with. Our focus remains the same. It's all about immune health. And our unique approach to immune health is by addressing both sides of the equation, the threat to our immune health, as well as the level of readiness of our immunity. And forgive me, Max, if I forgot a piece of that question. Did I miss anything else?

MC

Maxwell Colbert

29:03

The government purchasing aspect of your products.

AA

Amro Albanna

29:06

We continue to pursue some of the channels that could eventually get us into government contracts here in the US as well as internationally. AditxtScore is a new innovation. Awareness is key. I can probably safely say to the audience today if you ask five of your friends and family about AditxtScore, I would probably say five out of five have not heard of AditxtScore. Our challenge and we will address that challenge and we are working on it is to make sure that we increase or create awareness for AditxtScore as a consumer product, as a public health product, and as a as a medical product.

MC

Maxwell Colbert

29:56

Amro, would you be able to provide an outlook on expected revenue in this first half of 2022, and any additional color around the levels of cash and debt?

AA

Amro Albanna

30:07

I can't right now, Max, because that would be considered guidance. And reality is the reason we've shied away from revenues. As a young company, and as a company that's deploying multiple new innovations to market, it becomes very tricky to estimate our revenues. As we get closer, and as we feel more comfortable providing guidance, we will do so part of our strategy is, you know, beyond revenue and growth is to really begin attracting fundamental shareholders that will not only buy into the story, but will buy into the fundamentals of the company. And the only way we can do that is to begin providing some guidance, but we want to make sure that we provided at the right time, where we could potentially attract, you know, analysts to begin looking at Aditxt in numbers, not only as a great story

MC

Maxwell Colbert

31:08

Amro, what is your reaction against the allegations of several law firms? Regarding the AiPharma acquisition?

AA

Amro Albanna

31:18

Max, what can I say, unfortunately, if you, if you're in the business, and you look closely, those are advertisements at this point. They, you know, they advertise for customers and for clients. It is what it is, if, you know, they put the stock ticker, and it begins showing up on our news feed, but it is what it is. Our team is focused on building a company, a strong company focused on our mission. And if it ever becomes a court case or a complaint, we are, we are well prepared to address it, if it ever gets to that point.

MC

Maxwell Colbert

32:04

Thank you, Amro. And well, I'll leave some time about a minute for any listeners to provide any last-minute questions. Other than that,

AA

Amro Albanna

32:13

Max, are these the only questions we have

MC

Maxwell Colbert

32:16

for the time being, correct

AA

Amro Albanna

32:17

All right, well, I'm going to go ahead and add maybe one or two questions as well. One of the questions that I thought I would get is about the delisting. I always like to just put, you know, some issues on the table. Our stock has been below $1 For the last 30 days. And according to NASDAQ rules. If you are below $1, for 30 days, you end up getting a notification from NASDAQ, which we anticipate we will. But let me explain the process. And I actually spoke with NASDAQ this morning. Typically, the company would get six months to correct the stock price. That puts us in July 18th. Our focus again is not on reverse split. It's not our interest. If you look at our cap structure, we only have 44 million outstanding shares at this point, it really doesn't make sense for us to consider that our focus was on a company as a company is on our revenue and growth. And our goal here is for the stock to reflect that value. As we continue our progress, beyond the first six months, it's at NASDAQ's option to give us another six months to correct the situation. But at this point, again, from our point of view, there is nothing urgent when it comes to delisting. And as far as the conversation internally is concerned, reverse split is really not something that we are looking at certainly not right now. So, I want to bring that up. I thought that would be a question, but it's important for us to bring it up to our current and future shareholders.

MC

Maxwell Colbert

33:59

We have another question Amro, for the listener that had mentioned that they have heard that AiPharma does not own any patents and that their antiviral drug, which failed FDA clinical trials, is a generic drug, which is manufactured by at least eight other companies. What are your thoughts on this?

AA

Amro Albanna

34:20

Yeah, AiPharma actually has a license and exclusive license worldwide except for Japan, to the favipiravir molecule from Fujifilm. This is normal practice in the industry. Where you license technology similar to AditxtScore. One of the components of AditxtScore is licensed by Stanford or from Stanford University. Our Adi technology, the IP portfolio that we originally worked on, and we continue to work on is licensed from Loma Linda University. That's the standard practice, favipiravir as a molecule has been around and you know. And it's being manufactured for other purposes around the world. But AiPharma does have the licensing rights to the molecule from Fujifilm directly except again for Japan.

MC

Maxwell Colbert

35:14

Do any Aditxt individual's own AiPharma stock?

AA

Amro Albanna

35:18

We don't. I certainly don't. Our team does not. And I mean, AiPharma is a private company, I very, very much doubt it, that any of our team owns AiPharma stock.

MC

Maxwell Colbert

35:32

And Amro, would you be able to provide color on the lack of insider stock buying and any plans for any future stock buyback?

AA

Amro Albanna

35:44

Great question. You know, look, we are restricted by trading windows. I believe our upcoming window is, you know, sometime in March, I could be wrong, but I just asked our President to find out what that window is. But shareholders have got to understand that especially myself, and the executive team, we are highly restricted from buying in the open market. Because we are privy to insider information. That's not available to the public yet. In fact, the argument that I make to our attorneys is, you know, I'm not sure when I'm going to be at a point where I don't have insider information that's not available to the public. Personally, I am very interested in buying certainly at those prices. But price aside, which is also important to bring up look at the valuation of the company, the market cap of the company right now is $18 or $17 million. So, again, personally, I you know, I am very interested in buying in the open market. And we are working internally to see how we can appropriately be allowed to open to buy in the open markets.

MC

Maxwell Colbert

37:02

Thank you, Amro, one question to close it out, is there any strategy you are currently working on regarding PR and communication strategies moving forward?

AA

Amro Albanna

37:12

Yes, this is why Max and team are here. The Edison Group were brought there, we brought The Edison Group a couple months ago. You know, the really two things that we are focused on in 2022. I mentioned the revenue and growth strategy. But number two, we have to effectively get our story out to fundamental shareholders, fundamental investors that are looking for growth story and a value story. And Edison group is going to play a big role in that they are currently preparing various programs in order for us to begin engaging with investors. Forums, such as this one non-deal roadshows, analysts, where we begin sharing our story and providing information where they can begin to, you know, to provide their reports. So, the answer is yes. Above and beyond investor relations, we're looking at public relations as well, public relations and media for AditxtScore for, you know, for the detection side of the business, when that's available, as well as the anti-viral side of the business. So, communications is key to Aditxt and our plan for 2022 and beyond.

MC

Maxwell Colbert

38:31

Thank you very much, Amro. Much appreciated with the time as well as our listeners. Thank you for an engaging discussion. This now concludes the end of the webinar. Again, Amro, thank you for your time.

AA

Amro Albanna

38:45

Very much appreciative of you, Max, and for all of our shareholders that have participated. And please feel free to reach out to our IR link and our IR email, if you have additional questions beyond this forum. Thank you again, everyone. Thank you very much.

MC

Maxwell Colbert

39:02

Thank you everybody. Take care